Exhibit 4.3

Consent of Independent Registered Public Accounting Firm

We consent to the reference made to our firm under the caption “Independent Registered Public Accounting Firm” in Part B of the Prospectus and to the use of our report dated April 12, 2012, in this Registration Statement (Form S-6 No. 333-180305) of Smart Trust, Tax-Advantaged Growth & Income Trust, Series 3.

/s/ Grant Thornton LLP

Grant Thornton LLP

Chicago, Illinois

April 12, 2012